UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2009

CELGENE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On May 15, 2009, GlobeImmune, Inc. and Celgene Corporation (NASDAQ: CELG) announced a worldwide strategic collaboration focused on the discovery, development and commercialization of multiple product candidates based on powerful, targeted molecular immunotherapy for the treatment of cancer. Under the terms of the agreement, GlobeImmune will receive a $40 million upfront payment from Celgene, which includes an equity investment in GlobeImmune. In return, GlobeImmune is granting Celgene an exclusive option to all oncology programs, including GI-4000, a Tarmogen technology-based product currently in phase II pancreatic cancer studies as well as all of GlobeImmune’s other oncology product candidates on a program by program basis.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 – Press Release dated May 15, 2009

This exhibit is furnished pursuant to Item 8.01 and shall not be deemed to be “filed.”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: May 15, 2009	By: /s/ David W. Gryska
Name: David W. Gryska
Title: Senior Vice President and Chief Financial Officer